UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 31, 2009

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Business

Item 8.01 Other Business.

Termination of Discussions with Golden Century Wealth Investment (HK) Ltd

On June 1, 2009, the IA Global, Inc. (the “Company”) Board of Directors voted to terminate all discussions with Golden Century Wealth Investment (HK) Ltd (“GCWI”), BS-HD, formerly known as BALTIC Systems, and other affiliated parties. This decision was based on non-performance under the various Memoranda of Understanding, Subscription Agreement, Term sheets and additional due diligence materials obtained by the Company.

May 31, 2009 Extension of Services Agreement

On May 31, 2009, the Company and ArqueMax Ventures, LLC (“AMV”), an entity controlled by Mr. Michael Ning, entered into an Extension of the Services Agreement (“Extension”) signed April 1, 2009. Under this Extension, the due diligence period and the funding of the $300,000 of debt financing for/by AMV was extended to June 5, 2009 and June 10, 2009, respectively.

On April 1, 2009, IA Global, Inc. (the “Company”), Taicom Securities Co Ltd (“Taicom”) and ArqueMax Ventures, LLC (“AMV”), an entity controlled by Mr. Michael Ning, the Chairman of Taicom, entered into an Amendment to Share Exchange Agreement. Also on April 1, 2009, the Company and AMV entered into an Amendment to Form of Performance Warrant and a Services Agreement. The Amendment to Share Exchange Agreement, Amendment to Form of Performance Warrant and the Service Agreement were voted on at the Special Shareholder Meeting on June 1, 2009.

The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(d)	Exhibits –

Exhibit No.	Description

10.1	Extension of Services Agreement dated May 31, 2009 by and between IA Global, Inc. and ArqueMax Ventures, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: June 4, 2009

By:	/s/ Derek Schneideman

Derek Schneideman

Chief Executive Officer